ING
REAL ESTATE
INVESTMENT MANAGEMENT

March 14, 2005

Wells Fargo Bank, N.A.
Corporate Trust Services
9062 Old Annapolis Road
Columbia, MD 21045
Attn: Corporate Trust Services, Wachovia Bank
Commercial Mortgage Trust, Commercial
Mortgage Pass-Through Certificates Series 2003-C4

Wachovia Bank, National Association NC 1075
8739 Research Drive URP4
Charlotte, NC 28262
Attn: Wachovia Bank Commercial Mortgage Trust,
Commercial Mortgage Pass-Through Certificates, Series 2003-C4

Fitch Ratings
One State Street Plaza, 31st Floor
New York, NY 10004
Attn: Commercial Mortgage Surveillance

Nomura Securities International, Inc.
2 World Financial Center, Building B
New York, NY 10281
Attn: Legal Department

LaSalle Bank National Association
135 5. LaSalle Street, Suite 1625
Chicago, IL 60603
Attention: Asset-Backed Securities Trust Services Group Wachovia Bank Commercial
Mortgage Trust, Commercial Mortgage Pass-Through Certificates Series 2003-C4

Wachovia Commercial Mortgage Securities, Inc.
301 South College Street
Charlotte, NC 28288
Attn: William J. Cohane, Director

Clarion Capital, LLC
230 Park Avenue l2th Floor
New York, NY 10169
Attn: Stephen Baines

S & P Ratings Service
55 Water Street, 10th Floor
New York, NY 10041
Attn: CMBS Surveillance Department

ABN AMRO Incorporated
55 East 52nd Street
New York, NY 10055
Attn: Frank Forelle

Re:
Wachovia Commercial Mortgage Securities, Inc., Commercial Mortgage Pass-
Through Certificates Series 2003-C4

Dear Sir or Madam:

This Officer's Certificate is provided to you by Clarion Partners, LLC ("Clarion")
pursuant to Section 3.13 of that certain Pooling and Servicing Agreement ("PSA") dated as of April 1, 2003 relative to the above referenced securitization for which Clarion acts as Special Servicer. Capitalized terms used herein shall bear the meaning ascribed to them in the PSA unless otherwise defined in this letter.

The undersigned officer, on behalf of Clarion, hereby informs you that (i) a review of the activities of the Special Servicer and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Special Servicer has fulfilled all of its obligations under this
Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, it has been noted herein, and (iii) the Special
Servicer has received no notice regarding qualification, or challenging the status, of
REMIC I or REMIC II as a REMIC under the REMIC Provisions or of the Grantor Trust as a "grantor trust" for income tax purposes under the Grantor Trust Provisions from the
Internal Revenue Service or any other governmental agency or body.

Sincerely,

Clarion Partners, LLC
A New York limited liability company,
its authorized agent

By /s/ Bruce G. Morrison
Bruce G. Morrison
Authorized Signatory

ING CLARION
230 Park Avenue, New York, NY 10169
T 212.883.2517 F 212.883.2817
E bruce.morrison@ingclarion.com
www.ingclarion.com